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                                  Exhibit 99.1
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NEWS RELEASE
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                  GEON ANNOUNCES THE MAKING OF A TAKE-OVER BID
                          FOR SYNERGISTICS INDUSTRIES

Cleveland, Ohio - October 9, 1997 - The Geon Company (NYSE: GON), following its announcement of October 2, 1997, announced today that its wholly-owned subsidiary, 1250828 Ontario Inc., has mailed an Offer to Purchase for all the voting and non-voting shares to the shareholders of Synergistics Industries Limited (TSE: SGX).

The offer price for the voting and non-voting shares is $22.00 (CDN) per share, payable in cash, which represents a 144 percent premium over the closing price of the non-voting shares, 90 days prior to the announcement of the transaction on October 2, 1997.

The take-over bid will be outstanding for 22 days and will expire at 5:00 p.m. (local time at the place of deposit) on October 30, 1997, unless withdrawn or extended.

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                        Media & Investor inquiries: Dennis Cocco
                                                    (440) 930-1538